Exhibit 99.1

Crescent Financial Corporation Announces Increased Earnings for Second Quarter

CARY, N.C., July 19 /PRNewswire-FirstCall/ — Crescent Financial Corporation (Nasdaq: CRFN), the holding company of Crescent State Bank, announced unaudited net income for the quarter ended June 30, 2005 of $653,000, an increase of 26% over the $519,000 for the comparative period ended June 30, 2004. Diluted earnings per share for the three-month periods ended June 30, 2005 and 2004 were $0.15 and $0.12, respectively.

The increase in earnings was the result of strong growth in earning assets over the past twelve months along with an improved net interest margin. Earning assets, which include loans outstanding, investment securities, and other interest earning assets, increased by more than $82 million over the past twelve months. Net interest income increased by 36% from $2.5 million for the prior year period to $3.3 million for the three-month period ended June 30, 2005. The net interest margin for the three-month period ended June 30, 2005 was 3.88% compared with 3.52% for the prior year period.

For the six months ended June 30, 2005, Crescent reported net income of $1,294,000 or $0.30 compared with $982,000 or $.23 per diluted share for the six months ended June 30, 2004. Net interest income increased by 32% from $4.8 million for the prior year period to $6.4 million for the current six- month period. The net interest margin for the current period was 3.86% compared to 3.55% for the prior year period.

Crescent Financial Corporation reported a $62 million or 19% increase in total assets from $331 million at year-end 2004 to $393 million at the end of June 2005. Total net loans grew over $43 million or 17% to $297 million at June 30, 2005 compared with $254 million at year-end 2004. Total deposits increased by $49 million or 18% to $323 million at June 30, 2005 from $274 million at December 31, 2004

Commenting on the performance, Mike Carlton, President and Chief Executive Officer stated, “We are very pleased with the financial results for both the second quarter and year-to-date. The increase in net income is especially gratifying in light of the additional expenses associated with the opening of a new operations center. The foundation now in place will allow us to continue our focus toward both franchise expansion and long-term earnings growth.”

Crescent State Bank, the wholly-owned subsidiary of Crescent Financial Corporation, is a state chartered bank operating nine banking offices in Cary (2), Apex, Clayton, Holly Springs, Southern Pines, Pinehurst, Sanford and Garner, North Carolina. Crescent Financial Corporation stock can be found on the NASDAQ Small Cap Market trading under the symbol CRFN. Investors can access additional corporate information, product descriptions and online services through the Bank’s website at www.crescentstatebank.com.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation’s recent filings with the Securities Exchange Commission, including but not limited its Annual Report on Form 10-KSB and its other periodic reports.

Crescent Financial Corporation and Subsidiary

Consolidated Comparative Income Statements (Unaudited)

(000s omitted except for per share data)

	Three-month Periods Ended June 30,		Six-month Periods Ended June 30,
	2005	2004	2005	2004
INTEREST INCOME
Loans	$4,814,378	$3,295,212	$9,000,256	$6,498,014
Investment securities available for sale	566,043	428,065	1,135,347	830,483
Fed funds sold and interest-bearing deposits	13,843	6,952	22,795	17,715

TOTAL INTEREST INCOME	5,394,263	3,730,229	10,158,397	7,346,213

INTEREST EXPENSE
Deposits	1,619,288	1,046,380	2,966,135	2,044,015
Short-term borrowings	45,477	94,066	62,936	21,351
Long-term debt	404,615	136,993	760,795	442,940

TOTAL INTEREST EXPENSE	2,069,379	1,277,439	3,789,866	2,508,306

NET INTEREST INCOME	3,324,884	2,452,790	6,368,531	4,837,907
PROVISION FOR LOAN LOSSES	302,602	128,588	506,554	384,165
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,022,282	2,324,202	5,861,977	4,453,742

NON INTEREST INCOME	583,383	584,746	1,127,708	1,076,433

NON INTEREST EXPENSES
Salaries and employee benefits	1,369,661	1,099,253	2,672,214	2,109,011
Occupancy and equipment	439,792	365,956	831,358	709,882
Data processing	161,707	135,023	315,625	259,679
Other	643,176	538,997	1,218,374	992,738

TOTAL NON-INTEREST EXPENSES	2,614,335	2,139,230	5,037,570	4,071,310

INCOME BEFORE INCOME TAXES	991,330	769,718	1,952,116	1,458,864

INCOME TAXES	338,100	251,100	657,900	476,600

NET INCOME	$653,230	$518,618	$1,294,216	$982,264

NET INCOME PER COMMON SHARE (a)
Basic	$0.16	$0.13	$0.31	$0.24
Diluted	$0.15	$0.12	$0.30	$0.23

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	4,115,021	4,048,988	4,110,206	4,042,789
Diluted	4,369,012	4,267,590	4,359,051	4,264,705

(a)	2004 per share data has been adjusted to reflect a stock split, effected as a 15% stock dividend, paid during the second quarter of 2005.

Crescent Financial Corporation and Subsidiary

Consolidated Balance Sheets (Unaudited)

(000s omitted)

	June 30, 2005	June 30, 2004	Dollar Change	% Change
ASSETS
Cash and noninterest bearing deposits	$8,652,439	$8,664,987	$(12,547)	-0.14%
Interest bearing deposits	615,781	462,951	152,830	33.01%
Federal funds sold	14,753,000	783,000	13,970,000	1784.16%
Securities available for sale	52,250,753	41,486,921	10,763,831	25.95%
Federal Home Loan Bank stock	2,101,900	825,000	1,276,900	154.78%
Loans receivable, net of allowance for loan losses	297,044,664	240,642,768	56,401,895	23.44%
Accrued interest and dividends receivable	1,402,935	976,448	426,487	43.68%
Premises and equipment, net	3,622,329	2,986,405	635,923	21.29%
Deferred Tax Asset	1,810,997	2,298,307	(487,310)	-21.20%
Bank Owned Life Insurance	5,384,317	5,179,692	204,625	3.95%
Goodwill	3,600,298	3,600,298	—	0.00%
Other assets	1,615,425	1,476,715	138,711	9.39%

TOTAL ASSETS	$392,854,837	$309,383,491	$83,471,346	26.98%

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Demand	$50,321,528	$41,453,563	$8,867,966	21.39%
Savings	3,673,188	2,836,860	836,327	29.48%
Money market and NOW	94,930,394	73,764,860	21,165,534	28.69%
Time	173,945,310	144,584,867	29,360,443	20.31%
Total deposits	322,870,420	262,640,150	60,230,270	22.93%
Short-term borrowings	2,213,286	442,985	1,770,301	399.63%
Long-term debt	38,248,000	20,000,000	18,248,000	91.24%
Accrued interest payable	639,055	402,628	236,427	58.72%
Accrued expenses and other liabilities	741,826	1,239,323	(497,497)	-40.14%
Deferred Tax Liability	—	—	—	N/A
Total Liabilities	364,712,587	284,725,085	79,987,502	28.09%

STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 5,000,000 shares authorized, none outstanding;	—	—
Common stock, $1 par value, 20,000,000 shares authorized; 4,120,391 shares outstanding June 30, 2005; 3,539,409 shares outstanding June 30, 2004	4,120,391	3,539,409	580,982	16.41%
Additional paid in capital	18,218,569	18,481,766	(263,197)	-1.42%
Net unrealized loss on securities available for sale	(53,607)	(575,017)	521,411	-90.68%
Undivided Profits/ loss	5,856,897	3,212,248	2,644,649	82.33%
Total Stockholders’ Equity	28,142,250	24,658,406	3,483,844	14.13%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$392,854,837	$309,383,491	$83,471,346	26.98%

Crescent Financial Corporation

Selected Financial Ratios

(000s omitted except per share data)

(unaudited)

	As of or for the three months ended June 30,		As of or for the six months ended June 30,
	2005	2004	2005	2004
Per share data: (a)
Basic earnings per share	$.16	$.13	$.31	$.24
Diluted earnings per share	$.15	$.12	$.30	$.23
Book value per share	$6.83	$6.06	$6.83	$6.06

Performance ratios:
Return on average assets	0.72%	0.69%	0.74%	0.67%
Return on average equity	9.42%	8.33%	9.46%	7.92%
Net interest margin	3.88%	3.52%	3.86%	3.55%

Asset quality:
Nonperforming loans	24	302	24	302
Nonperforming loans to total loans	0.01%	0.12%	0.01%	0.12%
Allowance for loan losses	1.35%	1.46%	1.35%	1.46%
Total nonperforming assets	209	322	209	322
Nonperforming assets to total assets	0.05%	0.11%	0.05%	0.11%

Capital ratios:
Equity to total assets	7.16%	7.97%	7.16%	7.97%

(a)	2004 per share data has been adjusted to reflect a stock split effected as a stock dividend 15% paid during the second quarter of 2005.

SOURCE Crescent Financial Corporation

-0-                                                          07/19/2005

/CONTACT: Crescent Financial Corporation, +1-919-460-7770/

/First Call Analyst:    /

/FCMN Contact:    /

/Web site: http://www.crescentstatebank.com/

(CRFN)

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